As filed with the U.S. Securities and Exchange Commission on September 25, 2018

File No. 001-38494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
 FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Arcosa, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-5339416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
(Address of principal executive offices)

Registrant’s telephone number, including area code:
214-631-4420

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ARCOSA, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF
FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Transactions,” and “Where You Can Find More Information”. Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” and “Forward-Looking Statements”. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Combined Financial Data,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors”. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties”. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management”. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management”. That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis”, “Executive Compensation” and “Director Compensation”. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Transactions”. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the sections of the information statement entitled “Business—Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Those sections are incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Capital Stock”. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sale of Unregistered Securities”. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy” and “Description of Capital Stock”. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance”. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
3.1	Form of Restated Certificate of Incorporation of Arcosa, Inc.†
3.2	Form of Amended and Restated Bylaws of Arcosa, Inc.†
10.1	Form of Transition Services Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.2	Form of Tax Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.3	Form of Employee Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.4	Form of Intellectual Property Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
21.1	Subsidiaries of Arcosa, Inc.*
99.1	Information Statement of Arcosa, Inc., preliminary and subject to completion, dated September 25, 2018.*

*	Filed herewith.
†	Previously filed.

Exhibit Index

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
3.1	Form of Restated Certificate of Incorporation of Arcosa, Inc.†
3.2	Form of Amended and Restated Bylaws of Arcosa, Inc.†
10.1	Form of Transition Services Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.2	Form of Tax Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.3	Form of Employee Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
10.4	Form of Intellectual Property Matters Agreement by and between Trinity Industries, Inc. and Arcosa, Inc.†
21.1	Subsidiaries of Arcosa, Inc.*
99.1	Information Statement of Arcosa, Inc., preliminary and subject to completion, dated September 25, 2018.*

*	Filed herewith.
†	Previously filed.

v

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Arcosa, Inc.

By:	/s/ Antonio Carrillo
Name: Antonio Carrillo
Title: President and Chief Executive Officer

Date: September 25, 2018

vi